  Exhibit 99.1

Palatin Technologies, Inc. Reports Third Quarter
Fiscal Year 2017 Results;
Teleconference and Webcast to be held on May 16, 2017

CRANBURY, NJ – May 16, 2017 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its third quarter ended March 31, 2017.

Quarter and Recent Highlights

●
Bremelanotide - Under development for Hypoactive Sexual Desire Disorder (HSDD):

–
November 2016 reported positive Phase 3 clinical results - both pivotal trials met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire.

–
Closed an exclusive North American license agreement with AMAG Pharmaceuticals to develop and commercialize bremelanotide in February 2017.
●
Received $60 million upfront payment

–
Working closely with AMAG on completing the tasks and activities necessary to file a New Drug Application (NDA) with the Food and Drug Administration (FDA).

–
Target NDA filing with the FDA for the first quarter of calendar year 2018.

–
A Notice of Allowance was issued by the U.S. Patent and Trademark Office (USPTO) on a patent for methods of treating female sexual dysfunction and HSDD with bremelanotide. Once issued the patent will have a term to November 2033.

"Meeting our Phase 3 co-primary endpoints with bremelanotide and licensing the North American rights to AMAG were truly transformational for Palatin," said Stephen T. Wills, chief operating officer and chief financial officer of Palatin Technologies. "In addition to advancing the activities required to file an NDA with the FDA, we are progressing with discussions and negotiations with potential partners for other regions around the globe for bremelanotide. We are also excited to now be able to devote resources and attention to our other development programs, which address indications such as heart failure, ophthalmic disorders and inflammatory bowel diseases using targeted, receptor-specific peptides which we developed."

###
(Financial Statement Data Follows)

Third Quarter Fiscal 2017 Financial Results

Palatin reported a net loss of $(3.6) million, or $(0.02) per basic and diluted share, for the quarter ended March 31, 2017, compared to a net loss of $(12.7) million, or $(0.08) per basic and diluted share, for the same period in 2016.

The difference between the three months ended March 31, 2017 and 2016 was primarily attributable to the recognition of $10.8 million in contract revenue pursuant to our license agreement with AMAG.

Revenue

For the quarter ended March 31, 2017, Palatin recognized $10.8 million in contract revenue related to our license agreement with AMAG. There were no revenues recorded in the quarter ended March 31, 2016.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2017 were $13.8 million compared to $12.1 million for the comparable quarter of 2016. The increase in operating expenses was predominately attributable to professional services incurred related to closing our license agreement with AMAG.

Other Income/Expense

Total other income (expense), net, was $(0.6) million for the quarters ended March 31, 2017 and 2016 consisting mainly of interest expense related to venture debt.

Cash Position

Palatin’s cash, cash equivalents and investments were $55.4 million as of March 31, 2017, compared to cash, cash equivalents and investments of $9.4 million at June 30, 2016. Current liabilities were $17.4 million, net of deferred revenue of $53.8 million, as of March 31, 2017, compared to $13.9 million as of June 30, 2016.

Palatin believes that with the proceeds from our license agreement with AMAG, capital resources will be adequate to fund our planned operations through calendar year 2018.

Palatin Drug Discovery Programs

In the conference call and webcast, management will discuss next steps in Palatin's portfolio of drug development programs. These include Palatin’s melanocortin receptor1 and receptor-5 agonist peptides for treatment of inflammatory and dermatologic disease indications, natriuretic peptide receptorA agonist compounds for treatment of cardiovascular and pulmonary indications, and melanocortin receptor-4 agonist compounds for treatment of obesity and diabetes.

###
(Financial Statement Data Follows)

Conference Call / Webcast

Palatin will host a conference call and audio webcast on May 16, 2017 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and provide an update on corporate developments. Individuals interested in listening to the conference call live can dial 1-888-523-1227 (U.S./Canada) or 1-719-457-2656 (international), conference ID 3692572. The audio webcast and replay can be accessed by logging on to the “Investor/Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 1-888-203-1112 (U.S./Canada) or 1-719-457-0820 (international), passcode 3692572. The webcast and telephone replay will be available through May 23, 2017.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Investor Inquiries:
Media Inquiries:
Stephen T. Wills, CPA, MST
Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200
Managing Director (646) 597-6992
Info@Palatin.com
Paul@LifeSciAdvisors.com

###
(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

REVENUES:
Contract revenue	$10,823,748	$-	$10,823,748	$-

OPERATING EXPENSES:
Research and development	9,062,316	10,676,342	28,422,975	32,546,363
General and administrative	4,773,696	1,409,406	7,289,342	3,965,460
Total operating expenses	13,836,012	12,085,748	35,712,317	36,511,823

Loss from operations	(3,012,264)	(12,085,748)	(24,888,569)	(36,511,823)

OTHER INCOME (EXPENSE):
Interest income	6,304	15,062	18,940	39,036
Interest expense	(558,702)	(625,832)	(1,777,222)	(1,883,334)
Total other income (expense), net	(552,398)	(610,770)	(1,758,282)	(1,844,298)

NET LOSS	$(3,564,662)	$(12,696,518)	$(26,646,851)	$(38,356,121)

Basic and diluted net loss per common share	$(0.02)	$(0.08)	$(0.15)	$(0.25)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	196,580,519	156,368,617	179,841,133	156,301,259

PALATIN TECHNOLOGIES, INC .
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$54,505,215	$8,002,668
Available-for-sale investments	924,790	1,380,556
Accounts receivable	4,657,577	-
Prepaid expenses and other current assets	1,064,112	1,313,841
Total current assets	61,151,694	10,697,065

Property and equipment, net	74,910	97,801
Other assets	56,916	63,213
Total assets	$61,283,520	$10,858,079

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Accounts payable	$1,243,144	$713,890
Accrued expenses	8,316,692	7,767,733
Notes payable, net of discount and debt issuance costs	7,792,639	5,374,951
Capital lease obligations	21,331	27,424
Deferred revenue	53,833,828	-
Total current liabilities	71,207,634	13,883,998

Notes payable, net of discount and debt issuance costs	8,250,004	14,106,594
Capital lease obligations	-	14,324
Other non-current liabilities	684,831	439,130
Total liabilities	80,142,469	28,444,046

Stockholders’ deficiency:
Preferred stock of $0.01 par value – authorized 10,000,000 shares:
Series A Convertible: issued and outstanding 4,030 shares as of March 31, 2017 and June 30, 2016	40	40
Common stock of $0.01 par value – authorized 300,000,000 shares:
issued and outstanding 144,893,690 shares as of March 31, 2017 and 68,568,055 shares as of June 30, 2016, respectively	1,448,937	685,680
Additional paid-in capital	349,752,596	325,142,509
Accumulated other comprehensive loss	(1,419)	(1,944)
Accumulated deficit	(370,059,103)	(343,412,252)
Total stockholders’ deficiency	(18,858,949)	(17,585,967)
Total liabilities and stockholders’ deficiency	$61,283,520	$10,858,079